Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002*
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. 1350), Christal Bemont, Chief Executive Officer (Principal Executive Officer) of Talend S.A. (the Company), and Adam Meister, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, each hereby certifies that, to the best of her and his knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2020, to which this Certification is attached as Exhibit 32.1 (the Report), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2020

/s/ Christal Bemont	/s/ Adam Meister
Christal Bemont (Principal Executive Officer) Chief Executive Officer	Adam Meister (Principal Financial and Accounting Officer) Chief Financial Officer
*This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Talend S.A. under the Securities Act of 1933, as amended, or the Exchange Act (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.